EXHIBIT 4.4
                                                                     -----------


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THESE WARRANTS BE EXERCISED, EXCEPT IN ACCORDANCE WITH TERMS SET FORTH IN THIS CERTIFICATE OR IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF ANY SUCH SECURITIES

                                                                      No. ____

                  The Publishing Company of North America, Inc.
                          Common Stock Purchase Warrant
                   To Purchase 100,000 Shares of Common Stock

         The Publishing Company of North America, Inc., a Florida corporation (the "Company"), hereby certifies that, for value received, ______________________ or assigns (the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time on or from time to time for a period of four years commencing January 17, 2000 and expiring at 5:00 p.m. New York time on January 16, 2004, 100,000 fully paid and non-assessable shares of unregistered common stock (the "Common Stock") of the Company at the price of $2.188 per share (the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following capitalized terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

                  (b) The term "Common Stock" means the common stock, par value $0.001 per share, of the Company, together with all stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after

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         the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency).

                  (c) The term "Fair Market Value" shall be determined as of the close of the last trading day and shall mean:

                           (1) the closing price of the Company's Common Stock
                  appearing on a national securities exchange if the principal market for the Common Stock is such an exchange, or, if not listed or not the principal market, the closing price on The Nasdaq Stock Market ("Nasdaq").

                           (2) if the Company's shares are not listed on Nasdaq,
                  then the closing price for its Common Stock as listed on the National Association of Securities Dealers, Inc.'s Over-the-Counter Bulletin Board (the "Bulletin Board"); or

                           (3) if the Company's Common Stock is not listed on
                  the Bulletin Board, then the average bid and asked price for the Company's Common Stock as listed in the National Quotation Bureau's "pink sheets"; or

                           (4) if there are no listed bid and asked prices
                  published in the pink sheets, then the fair market value shall be based upon the average closing bid and asked price as determined following a polling of all dealers making a market in the Company's Common Stock.

                  (d) The term "Purchase Price per share" shall be the then applicable purchase price for one share of Common Stock as adjusted pursuant to Sections 5 and 6 hereof.

                  (e) The phrase "Trading Days" refers to days in which The Nasdaq Stock Market is open for business.

                  (f) The term "Warrants" refers to these Warrants.

         1. Exercise of Warrants; Partial Exercise.

                  1.1 Exercise in Full or in Part. These Warrants may be exercised in full or in part by the Holder hereof by surrender of these Warrants, with the form of subscription attached hereto duly executed by such Holder, to the Company at its principal office, as provided in Section 17 hereof, accompanied by payment by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of these Warrants (without giving effect to any adjustment therein) by the Purchase Price. In lieu of paying the Purchase Price, as specified above, the Holder may surrender for cancellation Warrants in an amount equal to the Fair Market Value of the Company's Common Stock times the number of Warrants so as to equal the required aggregate Purchase Price. By way of example, if the Holder elects to exercise 10,000 Warrants and the Fair Market Value of the Common Stock is $10.00, the Holder must surrender 2,500 Warrants in order to pay $25,000.

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Thus, the total number of Warrants remaining is 87,500 and the Holder owns
10,000 shares of Common Stock.

                  1.2 Company to Reaffirm Obligations. The Company will, at the time of any exercise of these Warrants, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of these Warrants, provided that if the Holder of these Warrants shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such Holder any such rights.

         2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of these Warrants in full or in part, and in any event within two to three Trading Days thereafter, the Company at its expense (including the payment by it of any applicable issue or transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and non-assessable Common Stock to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full share (determined by the closing price on the principal market as of the date of receipt of the Warrants with executed subscription), together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to
Section 3 hereof or otherwise. The Holder, as partial consideration for the issuance of these Warrants, agrees that it shall execute any agreement restricting the right to sell the Common Stock issuable upon exercise if requested by an underwriter of a public offering of the Company's securities and the principal shareholders, officers and directors agree to a similar or longer restriction on resale.

         3. Anti-Dilution Provisions. If and to the extent that the number of issued shares of Common Stock of the Company shall be increased, reduced or changed by change in par value, split up, reclassification, or distribution of a dividend payable in Common Stock, the number of shares subject to the Warrants and the exercise price per share shall be proportionately adjusted.

         4. Reorganization, Consolidation, Merger, etc. In case the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other entity, or (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of these Warrants, upon the exercise thereof as provided in Section 1 hereof at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall be entitled to receive (and the Company shall be entitled to deliver), in lieu of the Common Stock issuable upon such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised these Warrants immediately prior thereto, all subject to further adjustment thereafter as provided in Section 3 hereof.

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         5. Sale or Exercise Without Registration. If, at the time of any exercise, the shares of Common Stock shall not be registered under the Securities Act, the Company may require, as a condition of allowing such exercise, that the Holder or transferee of such Common Stock, as the case may be, furnish to the Company an opinion of counsel to the Company (for which the Company shall pay the fees and expenses) to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act, provided that the disposition thereof shall at all times be within the control of such Holder or transferee, as the case may be. The Holder of the Warrants represents to the Company that it is acquiring the Warrants for investment and not with a view to the distribution thereof.

         6. Further Assurances. The Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Common Stock upon the exercise of all Warrants from time to time outstanding.

         7. Officer's Certificate as to Adjustments. In each case of any adjustment or readjustment in the Common Stock issuable upon the exercise of the Warrants, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate, executed by its chief financial or accounting officer, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, and the number of Common Stock outstanding or deemed to be outstanding. The Company will forthwith mail a copy of each such certificate to each Holder of Warrants.

         8. Notices of Record Date, etc.  In the event of

                  (a) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person; or

                  (b) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

         and to which Section 4 hereof is applicable, then and in each such event the Company will mail or cause to be mailed to each holder of Warrants a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right; and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

         9. Reservation of Common Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery upon the

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exercise of the Warrants, all Common Stock from time to time issuable upon the exercise of the Warrants.

         10. Listing on Securities Exchanges; Registration. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon exercise of the Warrants, and maintain such listing of, all Common Stock from time to time issuable upon the exercise of the Warrants.

         11. Exchange of Warrants. Subject to the provisions of Section 5 hereof, upon surrender for exchange of any Warrants, properly endorsed to the Company, the Company at its own expense will issue and deliver to the holder thereof new Warrants of like tenor, in the name of such holder calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrants so surrendered.

         12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrants, the Company at its expense will execute and deliver, in lieu thereof, new Warrants of like tenor.

         13. Legend. Upon exercise of any of the Warrants and the issuance of any of the Common Stock, pursuant thereto all certificates representing Common Stock shall bear on the face thereof substantially the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless a written opinion of counsel to the Company concludes that such disposition is in compliance with an available exemption from such registration.

         14. Remedies. The Company stipulates that the remedies at law of the Holder of these Warrants in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of these Warrants are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Severability. In the event any parts of these Warrants are found to be void, the remaining provisions of these Warrants shall nevertheless be binding with the same effect as though the void parts were deleted.

         16. Benefit. These Warrants shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

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         17. Notices and Addresses. All notices, offers, acceptance and any other acts under these Warrants (except delivery of these Warrants and payment of the Purchase Price) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

The Company:               Mr. Peter S. Balise, President
                           186 P.C.N.A. Parkway
                           Lake Helen, FL 32744-0280
                           Facsimile: (904) 228-0271

The Holder:                __________________________

                           __________________________

                           __________________________

                           Facsimile:________________


or to such other address as any of them, by notice to the others may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         18. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to these Warrants, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of these Warrants, the prevailing party shall be entitled to an award by the court of reasonable attorney's fees, costs and expenses.

         19. Governing Law. These Warrants and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         20. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of these Warrants.

         21. Arbitration. Any controversy, dispute or claim arising out of or relating to this Warrant Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Volusia County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award

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made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.






Dated: January 17, 2000            The Publishing Company of North America, Inc.

                                   By:
                                       --------------------------------
                                          Peter S. Balise, President





























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                                 ASSIGNMENT FORM


              (To be executed only upon the assignment of Warrants)

         FOR VALUE RECEIVED the undersigned registered holder of the within Warrants hereby sells, assigns and transfers unto ______________, whose address is ____________________________ all of the rights of the undersigned under the within Warrants, with respect to ______________ Common Stock of The Publishing Company of North America, Inc. and, if such Common Stock do not include all the Common Stock issuable as provided in the Warrants, that new Warrants of like tenor for the number of Common Stock not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint ______________ Attorney to register such transfer on the books of ______________ maintained for the purpose, with full power of substitution in the premises.



Dated: ______________, ______.            ____________________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrants)



Signature Guaranteed                      ____________________________________

Address:












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                              FORM OF SUBSCRIPTION

                  (To be signed only upon exercise of Warrants)

To:___________________________

         The undersigned, the holder of the within Warrants, hereby irrevocably elects to exercise the purchase right represented by such Warrants for, and to purchase thereunder, ______________ Common Stock of The Publishing Company of North America, Inc., and herewith makes payment of $______________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to, , whose address is . If the Common Stock being purchased hereby do not include all the Common Stock issuable as provided in the Warrants, that new Warrants for the number of Common Stock not being purchased hereunder be issued in the name of and delivered to the undersigned.



Dated: ______________, ______.            ____________________________________
                                          (Signature must conform in all
                                          respects to name of holder as
                                          specified on the face of the Warrants)



Signature Guaranteed                      ____________________________________

Address:















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